EXHIBIT 11


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders and Trustees of
     Pioneer World Equity Fund:

         As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made as part of this registration statement.







/S/ARTHUR ANDERSEN LLP


Boston, Massachusetts
October 7, 1996